UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2021 (November 18, 2021)

TCR2 Therapeutics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38811	47-4152751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Binney Street
Suite 710
Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 949-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	TCRR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2021, Mayur (Ian) Somaiya informed TCR2 Therapeutics Inc. (the “Company”) of his intent to resign as Chief Financial Officer of the Company to pursue a professional opportunity with a biopharmaceutical company based in New Jersey. Mr. Somaiya’s resignation will be effective immediately following his last day of service to the Company on December 10, 2021, and is not the result of any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates or judgments.

In connection with his departure, the Company and Mr. Somaiya entered into a separation agreement, dated as of November 18, 2021 (the “Separation Agreement”). The Separation Agreement provides that Mr. Somaiya will be entitled to receive, among other things, a payment in the amount of $81,760, which is anticipated to be paid on February 25, 2022, subject to Mr. Somaiya’s continued service to the Company through December 10, 2021 and compliance with the terms of the Separation Agreement. The Separation Agreement also contains confidentiality, non-disparagement and cooperation covenants and a release of claims by Mr. Somaiya.

The foregoing is only a summary description of the terms of the Separation Agreement, does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TCR[2] Therapeutics Inc.

Date: November 22, 2021	By:	/s/ Garry Menzel
Garry Menzel President and Chief Executive Officer